Exhibit 99.1

Fairwood Hotel Portfolio

Combined Financial Statements

December 31, 2012 and 2011

Includes the accounts of:

FWH Memphis Beale Street, LLC

FWH Legacy Park Frisco, LLC

FWH Birmingham Colonnade, LLC

FWH Baton Rouge, LLC

FWH Atlanta Downtown, LLC

Contents

Independent Auditor’s Report	1

Financial Statements

Combined balance sheets	2

Combined statements of operations	3

Combined statements of changes in member’s equity	4

Combined statements of cash flows	5

Notes to combined financial statements	6 – 12

Independent Auditor’s Report

To the Member

FWH Memphis Beale Street, LLC

FWH Legacy Park Frisco, LLC

FWH Birmingham Colonnade, LLC

FWH Baton Rouge, LLC

FWH Atlanta Downtown, LLC

Report on the Combined Financial Statements

We have audited the accompanying combined financial statements of FWH Memphis Beale Street, LLC, FWH Legacy Park Frisco, LLC, FWH Birmingham Colonnade, LLC, FWH Baton Rouge, LLC and FWH Atlanta Downtown, LLC (collectively, the Fairwood Hotel Portfolio) which comprise the balance sheets as of December 31, 2012 and 2011, and the related combined statements of operations, changes in member’s equity and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Fairwood Hotel Portfolio as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Chicago, Illinois

May 2, 2013

Fairwood Hotel Portfolio

Combined Balance Sheets

December 31, 2012 and 2011

	2012	2011
Assets
Property and equipment, net	$64,927,764	$66,523,816
Cash and cash equivalents	691,273	1,507,035
Restricted cash	1,261,119	692,640
Accounts receivable, net	205,382	240,019
Prepaid expenses and other assets	503,449	246,893
Deferred costs, net	1,283,999	867,495

	$68,872,986	$70,077,898

Liabilities and Member’s Equity
Mortgage notes payable	$40,372,482	$26,506,933
Due to prior owner	-	1,480,000
Accounts payable and accrued expenses	1,239,701	1,065,563
Accrued real estate taxes	202,201	214,653
Accrued interest	134,680	99,643
	41,949,064	29,366,792

Member’s equity	26,923,922	40,711,106

	$68,872,986	$70,077,898

See Notes to Combined Financial Statements.

Fairwood Hotel Portfolio

Combined Statements of Operations

Years Ended December 31, 2012 and 2011

	2012	2011
Revenue:
Rooms	$21,013,996	$19,158,071
Other operating departments	1,401,723	1,374,625
	22,415,719	20,532,696

Operating expenses:
Rooms	4,539,973	4,731,843
Other operating departments	754,126	725,495
General and administrative	2,030,528	2,068,022
Utilities	931,156	978,883
Repairs and maintenance	1,003,626	1,067,566
Sales and marketing	1,303,331	1,224,073
Management fees	671,603	475,559
Franchise fees	1,794,588	1,641,763
Asset management fees	802,917	928,438
Real taxes and insurance	780,245	702,167
Depreciation and amortization	2,787,159	2,936,126
	17,399,252	17,479,935

Income from operations	5,016,467	3,052,761

Other expense:
Interest expense	2,045,016	1,187,503
Change in fair value of contingent consideration	-	680,000
	2,045,016	1,867,503

Net income	$2,971,451	$1,185,258

See Notes to Combined Financial Statements.

Fairwood Hotel Portfolio

Combined Statements of Changes in Member’s Equity

Years Ended December 31, 2012 and 2011

Balance, January 1, 2011	$50,182,840

Contributions	1,850,000

Distributions	(12,506,992)

Net income	1,185,258

Balance, December 31, 2011	40,711,106

Contributions	8,555,773

Distributions	(25,314,408)

Net income	2,971,451

Balance, December 31, 2012	$26,923,922

See Notes to Combined Financial Statements.

Fairwood Hotel Portfolio

Combined Statements of Cash Flows

Years Ended December 31, 2012 and 2011

	2012	2011
Cash Flows from Operating Activities
Net income	$2,971,451	$1,185,258
Depreciation and amortization	2,787,159	2,936,126
Amortization of deferred loan costs	160,727	49,408
Change in fair value of contingent consideration	(880,000)	680,000
Changes in:
Restricted cash	18,139	(104,262)
Accounts receivable	34,637	20,067
Prepaid expenses and other assets	(256,556)	(31,202)
Accounts payable and accrued expenses	174,138	171,137
Accrued real estate taxes	(12,452)	193,765
Accrued interest	35,037	5,033
Net cash provided by operating activities	5,032,280	5,105,330

Cash Flows from Investing Activities
Net deposits to replacement reserves	(586,618)	(299,778)
Additions to property and equipment	(1,171,130)	(4,173,611)
Net cash used in investing activities	(1,757,748)	(4,473,389)

Cash Flows from Financing Activities
Mortgage principal payments	(660,383)	(526,130)
Repayment of mortgage notes payable	(6,974,068)	-
Proceeds from mortgage notes payable	21,500,000	12,000,000
Deferred loan costs	(597,208)	(356,600)
Payment of contingent consideration	(600,000)	-
Contributions from member	8,555,773	1,850,000
Distributions to member	(25,314,408)	(12,506,992)
Net cash (used in) provided by financing activities	(4,090,294)	460,278

Net change in cash and cash equivalents	(815,762)	1,092,219

Cash:
Beginning of year	1,507,035	414,816

End of year	$691,273	$1,507,035

Supplemental Disclosure of Cash Flow Information Cash paid for interest	$1,849,252	$1,133,062

Fairwood Hotel Portfolio

Notes to Combined Financial Statements

Note 1.                             Description of Organization and Operations

FWH Memphis Beale Street, LLC, FWH Legacy Park Frisco, LLC, FWH Birmingham Colonnade, LLC, FWH Baton Rouge, LLC, and FWH Atlanta Downtown, LLC (collectively, the Company) are wholly-owned subsidiaries of Fairwood Hospitality Investors, L.L.C. (the Owner) which were formed for the purpose of acquiring, renovating and operating limited-service hotels (the Hotel Properties). The accounts of the Company are presented on a combined basis as such entities are under common management and the Hotel Properties were sold to a third party on February 14, 2013 (see Note 10).

The Hotel Properties include:

	Total

	Number of

Property Name	Rooms	Location	Date Acquired

Hampton Inn & Suites Memphis-Beale Street	144	Memphis, Tennessee	January 8, 2010
Hampton Inn & Suites Legacy Park-Frisco	105	Frisco, Texas	December 15, 2010
Hampton Inn Birmingham-Colonnade	133	Birmingham Alabama	December 15, 2010
Hilton Garden Inn Baton Rouge Airport	131	Baton Rouge, Louisiana	November 17, 2009
Hampton Inn & Suites Atlanta-Downtown	119	Atlanta, Georgia	June 1, 2010

Note 2.                             Summary of Significant Accounting Policies

Basis of presentation:  The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company.  All significant intercompany balances and transactions have been eliminated in combination.

Cash and cash equivalents:  Cash equivalents include highly liquid investments with an original maturity of three months or less from the date of purchase.  At times, balances in the Company’s cash accounts may exceed federally insured limits.  The Company has not experienced any losses on such accounts.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital expenditures, real estate taxes and insurance.

Accounts receivable:  Accounts receivable are comprised of (a) amounts billed but uncollected for room rental and sales of other services and (b) amounts earned but unbilled for the aforementioned services until guests check out.  Receivables are recorded at management’s estimate of the amounts that will ultimately be collected.  At December 31, 2012 and 2011, the Company recorded an allowance for doubtful accounts in the amount of $1,369 and $853, respectively, which was based on specific identification of uncollectible accounts and the Company’s historical collection experience.

Accounting for acquisitions: The Company determined that the acquisition of the Hotel Properties represented business combinations, which require that the assets acquired and the liabilities assumed constitute a business. Each business combination was accounted for by applying the acquisition method of accounting. The Company recorded its investments in the Hotel Properties based on the fair value of the identifiable assets acquired, identifiable intangible assets acquired, liabilities assumed and any noncontrolling interest in the acquired entity. Assets are recorded at fair value and allocated to land, building and improvements, site improvements and furniture, fixtures and equipment and intangibles, as applicable, using appraisals and valuations performed by management and independent third parties. Acquisition costs and fees associated with transactions deemed to be business combinations are expensed as incurred.

Fairwood Hotel Portfolio

Notes to Combined Financial Statements

Note 2.                             Summary of Significant Accounting Policies (Continued)

Contingent consideration arrangements are recognized at fair value on the acquisition date and classified either as equity or a financial liability. Amounts classified as a financial liability are subsequently re-measured each reporting period with changes in fair value recognized in the combined statements of operations.

Property and equipment:  Property and equipment, including land, building and improvements, site improvements and furniture, fixtures and equipment, are initially recorded at fair value upon acquisition.  Property and equipment purchased after acquisition is recorded at cost.  Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred.

The asset groups below are depreciated using the straight-line method over the following estimated useful lives:

Building and improvements	32 - 53 years
Site improvements	20 years
Furniture, fixtures and equipment	3 - 10 years

The Company reviews the property and equipment for impairment when events or changes in circumstances indicate the carrying amount of the Hotel Properties may not be recoverable.  If such conditions exist, management will estimate the future cash flows from operations and disposition of the Hotel Properties.  If the estimated undiscounted future cash flows are less than the carrying amount of the assets and the carrying amount of the assets are in excess of the fair value, an adjustment to reduce the carrying amount to the Hotel Properties’ estimated fair value would be recorded and an impairment loss would be recognized.  No impairment was recognized during the years ended December 31, 2012 and 2011.

Assets classified as held for sale are accounted for at the lower of the assets’ fair value less costs to sell or the assets’ carrying amount and depreciation ceases at the time the assets are classified as held for sale.  Upon the sale or retirement of the Hotel Properties, the cost and related accumulated depreciation will be removed from the Company’s accounts and any resulting gain or loss will be included in the statement of operations.

Deferred costs:  Deferred loan costs represent costs to obtain mortgage financing and are amortized over the term of the respective loan agreements using a method which approximates the effective interest method.  Amortization expense related to deferred loan costs incurred during the years ended December 31, 2012 and 2011 was $160,727 and $49,408, respectively, which is included in interest expense on the accompanying combined statements of operations.

Deferred franchise fees represent hotel franchise application fees, which are being amortized on a straight-line basis over the term of the respective franchise agreements. Amortization expense related to deferred franchise fees incurred during the years ended December 31, 2012 and 2011 was $19,977 and $20,152, respectively, which is included in amortization expense on the accompanying combined statements of operations.

Fairwood Hotel Portfolio

Notes to Combined Financial Statements

Note 2.                             Summary of Significant Accounting Policies (Continued)

Deferred costs consisted of the following as of December 31, 2012 and 2011:

	2012	2011

Loan costs	$1,258,065	$660,857
Accumulated amortization	(228,246)	(67,519)
	1,029,819	593,338

Franchise fees	305,450	305,450
Accumulated amortization	(51,270)	(31,293)
	254,180	274,157

	$1,283,999	$867,495

Revenue recognition:  Hotel revenues are recognized when services are provided or items are sold.  Revenue consists of room sales and other department revenues such as telephone and parking.  Sales and occupancy taxes collected from customers and submitted to taxing authorities are not recorded in revenue.

Advertising costs:  The Company expenses all advertising costs, including production cost of print, radio, television and other advertisements as incurred.  The franchise agreements provide for monthly marketing assessments and a majority of advertising costs are incurred by the franchisors.  The Company incurred advertising costs of $92,959 and $100,324 for the years ended December 31, 2012 and 2011, respectively.

Income taxes:  No provision for federal income taxes has been made as the liability for such taxes is that of the Owner, rather than the Company.  The Company is subject to the statutory requirements of the states in which it conducts business.  The Company identifies tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority.  For the years ended December 31, 2012 and 2011, management has determined that there are no material uncertain tax positions.  Tax returns filed by the Company are generally subject to examination by U.S. and state taxing authorities for the years ended after December 31, 2008.

Use of estimates:  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Fairwood Hotel Portfolio

Notes to Combined Financial Statements

Note 3.                             Property and Equipment

Property and equipment consisted of the following as of December 31, 2012 and 2011:

	2012	2011

Land	$12,210,000	$12,210,000
Building and improvements	49,850,403	49,646,107
Site improvements	1,261,000	1,261,000
Furniture, fixtures and equipment	8,660,998	7,694,164
	71,982,401	70,811,271
Less accumulated depreciation	(7,054,637)	(4,287,455)

	$64,927,764	$66,523,816

Depreciation expense was $2,767,182 and $2,915,974 for the years ended December 31, 2012 and 2011, respectively.

In connection with the acquisition of the Hampton Inn & Suites Memphis-Beale Street on January 8, 2010, the purchase agreement required up to an additional $2,500,000 of consideration payable to the prior owner, contingent upon the achievement of certain earnings targets, as defined in the purchase agreement, during the twelve-month period ended January 31, 2012.

In March 2012, the Company paid $1,480,000 to the prior owner in connection with the contingent consideration arrangement.   The contingent consideration arrangement was classified as a financial liability and the fair value was estimated to be $600,000 on the acquisition date, which was capitalized as a component of building and improvements.  The contingent consideration arrangement was subsequently re-measured each reporting period and the change in fair value of $680,000 during the year ended December 31, 2011 was recognized in the combined statements of operations.

The following summarizes net property and equipment of the Hotel Properties as of December 31, 2012 and 2011:

	2012	2011

FWH Memphis Beale Street, LLC	$19,168,078	$19,509,362
FWH Legacy Park Frisco, LLC	9,804,649	9,783,330
FWH Birmingham Colonnade, LLC	12,127,532	12,573,104
FWH Baton Rouge, LLC	10,020,791	10,371,620
FWH Atlanta Downtown, LLC	13,806,714	14,286,400
	$64,927,764	$66,523,816

Note 4.                             Ground Lease

In connection with the acquisition of the Hampton Inn & Suites Memphis-Beale Street, FWH Memphis Beale Street, LLC assumed a ground lease.  The lease provides for an annual base rent of $100 through December 31, 2023.  Beginning January 1, 2024 through the end of the lease term, the base rent increases based on the annual tax assessment (as defined).  The agreement requires the Company to pay all taxes and operating expenses associated with the property.  The ground lease expires on December 31, 2038 and contains an option to purchase the land for $1,000 at the end of the lease term.

The fair value of the ground lease at assumption was determined to be $3,750,000 and has been included as a component of land on the accompanying combined balance sheets.

Fairwood Hotel Portfolio

Notes to Combined Financial Statements

Note 5.                             Mortgage Notes Payable

Mortgages payable consist of the following as of December 31, 2012 and 2011:

	2012	2011

FWH Memphis Beale Street, LLC	$14,894,670	$7,155,938
FWH Legacy Park Frisco, LLC	6,458,031	-
FWH Baton Rouge, LLC	7,229,430	7,350,995
FWH Atlanta Downtown, LLC	11,790,351	12,000,000
	$40,372,482	$26,506,933

FWH Memphis Beale Street, LLC: On January 8, 2010, in conjunction with the acquisition of the Hampton Inn & Suites Memphis-Beale Street, FWH Memphis Beale Street, LLC assumed a first mortgage loan in the original principal amount of $10,000,000.  The outstanding principal balance of the mortgage loan at assumption was $7,920,233.  The loan was secured by the hotel’s property and equipment as well as an assignment of rights to all other assets and income of the hotel.

The mortgage loan bore interest at a fixed rate of 7.85 percent and required monthly payments of principal and interest totaling $82,713 based on a 25 year amortization period through maturity (August 1, 2022). The outstanding principal balance of the loan was repaid in full on June 4, 2012 using capital contributions from the Owner.

On July 25, 2012, FWH Memphis Beale Street, LLC obtained a new mortgage loan with an original principal balance of $15,000,000.  The loan is secured by the hotel’s property and equipment as well as an assignment of rights to all other assets and income of the hotel.  The Owner is party to an environmental indemnity agreement and a payment and performance guaranty on the mortgage loan for losses incurred by the lender due to the breach of certain representations, warranties, performance, and payments of guaranteed obligations (as defined).

The mortgage loan bears interest at a fixed rate of 4.50 percent and requires monthly payments of principal and interest totaling $83,375 based on a 25 year amortization period through maturity.  The mortgage loan matures on August 1, 2017.

FWH Legacy Park Frisco, LLC: On September 10, 2012, FWH Legacy Park Frisco, LLC obtained a mortgage loan with an original principal balance of $6,500,000.  The loan is secured by the property and equipment of the Hampton Inn & Suites Legacy Park-Frisco as well as an assignment of rights to all other assets and income of the hotel.

The mortgage loan bears interest at a fixed rate of 4.50 percent and requires monthly payments of principal and interest totaling $36,129 based on a 25 year amortization period through maturity.  The mortgage loan matures on September 1, 2017.

FWH Baton Rouge, LLC: On July 28, 2010, FWH Baton Rouge, LLC obtained a mortgage loan with an original principal balance of $7,500,000.  The loan is secured by the property and equipment of the Hilton Garden Inn Baton Rouge Airport as well as an assignment of rights to all other assets and income of the hotel.

The mortgage loan bears interest at a fixed rate of 7.25 percent and requires monthly payments of principal and interest totaling $54,211 based on a 25 year amortization period through maturity.  The mortgage loan matures on August 15, 2017.

Fairwood Hotel Portfolio

Notes to Combined Financial Statements

Note 5.                             Mortgage Notes Payable (Continued)

FWH Atlanta Downtown, LLC: On December 7, 2011, FWH Atlanta Downtown, LLC obtained a mortgage loan with an original principal balance of $12,000,000.  The loan is secured by the property and equipment of the Hampton Inn & Suites Atlanta-Downtown as well as an assignment of rights to all other assets and income of the hotel.

The mortgage loan bears interest at a fixed rate of 6.125 percent and requires monthly payments of principal and interest totaling $78,236 based on a 25 year amortization period through maturity.  The mortgage loan matures on December 15, 2016.

Estimated minimum payments on the mortgages payable are as follows for the years ending December 31:

2013	$823,142
2014	868,858
2015	917,210
2016	11,776,894
2017	25,986,378
$40,372,482

On February 14, 2013, the mortgages payable were paid off in full in connection with the sale of the Hotel Properties (see Note 10).

Note 6.                             Management Agreements

The Company entered into separate management agreements with various unrelated companies to manage and operate each hotel.  The term of each agreement ranges from two to five years with expiration dates ranging from July 2013 to June 2015.  Each management agreement provides for a base management fee equal to 3 percent of gross revenue (as defined).  For the years ended December 31, 2012 and 2011, the Company incurred management fees of $671,603 and $475,559, respectively.

Note 7.                             Franchise Agreements

The Company entered into separate license agreements for each hotel with the respective franchisers.  The term of each agreement ranges from 15 to 17 years.  Each agreement requires monthly payments of royalty fees ranging from 4 percent to 5 percent of gross room revenue as well as program fees related to marketing and reservations ranging from 4 percent to 4.3 percent of gross room revenue.  Total royalty fees and program fees incurred for the years ended December 31, 2012 and 2011 were $1,794,588 and $1,641,763, respectively.

Note 8.                             Related Party Transactions

Asset management fees include allocated corporate costs from the Owner. These costs are primarily related to the Owner’s corporate managerial and administrative services and have been allocated based on the Company’s proportionate share of total capital contributions to the Owner’s investments. Although it is not practicable for the Company to estimate what such costs would have been if it had operated as a separate entity, the Company considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs of the Company had it operated as a separate entity during the periods presented. For the years ended December 31, 2012 and 2011, asset management fees of $802,917 and $928,438, respectively, were charged to the Company.

Fairwood Hotel Portfolio

Notes to Combined Financial Statements

Note 9.                             Commitments and Contingencies

The Company is involved from time to time in litigation arising from the normal course of business, none of which is expected to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Note 10.                      Subsequent Events

The Company has evaluated subsequent events for potential recognition and/or disclosures in the combined financial statements through May 2, 2013, the date the combined financial statements were available to be issued.  No adjustments to the amounts reported were considered necessary.

On February 14, 2013, the Owner sold the Hotel Properties to an unaffiliated third party for a contractual price of $94,600,000.  The acquirer did not assume any amounts due under the mortgages payable.